Exhibit 10.13

                        PSB Bancorp, Inc.
                    2001 Stock Incentive Plan



                        Table of Contents

                                                            Page

1.   Purpose                                                  1
2.   Definitions                                              1
3.   Administration of the Plan                               3
     3.1  Board of Directors                                  3
     3.2  Grants                                              3
     3.3  Deferral Arrangement                                4
     3.4  No Liability                                        5
4.   Stock Subject to the Plan                                5
5.   Grant Eligibility                                        5
     5.1  Employees, Officers and Directors of the Company    5
     5.2  Successive Grants                                   5
     5.3  Limitations on Incentive Stock Options              5
6.   Award Agreement                                          5
7.   Terms and Conditions of Options                          6
     7.1  Option Price                                        6
     7.2  Vesting and Option Period                           6
     7.3  Term                                                6
     7.4  Exercise of Options on Termination of Service       6
     7.5  Limitations on Exercise of Option                   6
     7.6  Exercise Procedure                                  7
     7.7  Right of Holders of Options                         7
     7.8  Delivery of Stock Certificates                      7
8.  Transferability of Options                                7
     8.1  In General                                          7
     8.2  Family Transfers                                    7
9.  Restricted Stock                                          7
     9.1  Grant of Restricted Stock                           7
     9.2  Restrictions                                        7
     9.3  Restricted Stock Certificates                       8
     9.4  Rights of Holders of Restricted Stock               8
     9.5  Termination of Service                              8
     9.6  Delivery of Stock                                   8
10.  Form of Payment                                          8
     10.1  General Rule                                       8
     10.2  Surrender of Stock                                 9
     10.3  Cashless Exercise                                  9
11.  Withholding Taxes                                        9
12.  Cutback Provision Authorized                             9
13.  Requirements of Law                                     10
     13.1  General                                           10
     13.2  Rule 16b-3                                        10
     13.3  Financial Reports                                 11
14.  Effect of Changes in Capitalization                     11
     14.1  Changes in Stock                                  11
     14.2  Reorganization in which the Company is the
           Surviving Entity and in which No Change of
           Control Occurs                                    11
     14.3  Reorganization, Sale of Assets, or Sale of
           Stock which Involves a Change of Control          11
     14.4  Adjustments                                       12
     14.5  No Limitations on Company                         12
15.  Duration and Amendments                                 12
     15.1  Term of the Plan                                  12
     15.2  Amendment and Termination of the Plan             12
16.  General Provisions                                      13
     16.1  Disclaimer of Rights                              13
     16.2  Nonexclusivity of the Plan                        13
     16.3  Captions                                          13
     16.4  Other Award Agreement Provisions                  13
     16.5  Number and Gender                                 13
     16.6  Severability                                      13
     16.7  Governing law                                     13
17.  Execution                                               14



                        PSB Bancorp, Inc.

                    2001 Stock Incentive Plan

          PSB BANCORP, INC. (the "Company"), a Pennsylvania corporation, sets forth herein the terms of its 2001 Stock
Incentive Plan (the "Plan") as follows:

          1. Purpose. The Plan is intended to enhance the Company's and its Affiliates' ability to attract and retain highly qualified officers, directors, and employees, and to motivate such officers, directors, and employees to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, directors, and employees an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of Stock Options and Restricted Stock in accordance with the terms hereof. Stock Options granted under the Plan may be Nonqualified Stock Options or Incentive Stock Options, as provided herein.

          2. Definitions. For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

               2.1  "Affiliate" means, with respect to the
Company, any company or other trade or business that controls, is controlled by, or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

               2.2 "Award Agreement" means the Stock Option agreement, Restricted Stock agreement, or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

               2.3 "Benefit Arrangement" shall have the meaning set forth in Section 12.

               2.4 "Board" means the Board of Directors of the Company.

               2.5 "Cause" means, unless otherwise provided in an applicable employment agreement with the Company or an Affiliate or in an Award Agreement, (i) negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, confidentiality, intellectual property, or non-competition agreements, if any, between the employee and the Company or an Affiliate.

               2.6  "Change of Control" means (i) the
dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity,
(ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger, consolidation, or reorganization in which the Company is the surviving entity) that results in any person or entity (other than persons who are shareholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

               2.7  "Code" means the Internal Revenue Code of
1986, as now in effect or as hereafter amended.

               2.8 "Covered Employee" means an employee who is, or is likely to become a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision).

               2.9  "Company" means PSB Bancorp, Inc.

               2.10 "Disability" means the Grantee is unable to perform each of the essential duties of such Grantee's position by reason of a medically determinable physical or mental impairment that is potentially permanent in character or that can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee's Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

               2.11 "Effective Date" means December 19, 2001, the date the Plan was approved by the Board.

               2.12  "Exchange Act" means the Securities
Exchange Act of 1934, as now in effect or as hereafter amended.

               2.13 "Fair Market Value" means with respect to a share of Stock, the closing price of the Stock on the Nasdaq National Market (or such other exchange or market on which the Stock may hereafter be listed for trading) on the Grant Date or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. Notwithstanding the preceding sentence, in the event the Stock of the Company is traded in a manner for which there is typically no closing price, then "fair market value" shall be determined by the Board in good faith.

               2.14 "Family Member" means, with respect to the Grantee of an Option, his spouse, children, step children, sisters, brothers, grandchildren, and persons bearing an adoptive relationship to him (and, for this purpose, shall also include the Grantee). Such term also includes a trust, partnership, or limited liability company for the benefit of one or more of such persons.

               2.15  "Grant" means an award of an Option or
Restricted Stock under the Plan.

               2.16 "Grant Date" means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves a Grant, (ii) the date on which the recipient of a Grant first becomes eligible to receive a Grant under Section 5, or (iii) such other date as may be specified by the Board.

               2.17 "Grantee" means a person who receives or holds an Option or Restricted Stock under the Plan.

               2.18  "Incentive Stock Option" means an
"incentive stock option" within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

               2.19  "Nonqualified Stock Option" means a Stock
Option that is not an Incentive Stock Option.

               2.20 "Option" means an option to purchase one or more shares of Stock pursuant to the Plan.

               2.21 "Option Price" means the purchase price for each share of Stock subject to an Option.

               2.22 "Other Agreement" shall have the meaning set forth in Section 13.

               2.23  "Plan" means this PSB Bancorp, Inc. 2001
Stock Incentive Plan.

               2.24 [Reserved.]

               2.25 "Restricted Stock" means shares of Stock, awarded to a Grantee pursuant to Section 9, that are subject to restrictions and to a risk of forfeiture.

               2.26 "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

               2.27  "Service" means service as a employee,
officer, or director of the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be an employee, officer, or director of the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding, and conclusive.

               2.28  "Stock" means the common stock (no par
value) of the Company.

               2.29  "Subsidiary" means any  "subsidiary
corporation" of the Company within the meaning of Section 424(f) of the Code.

               2.30  "Ten-Percent Shareholder" means an
individual who owns more 10% of the total combined voting power of all classes of outstanding stock of the Company, its "parent" (within the meaning of Section 424(e) of the Code) or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

          3.  Administration of the Plan.

               3.1  Board of Directors.  The Board will
administer the Plan consistent with the Company's articles of incorporation, by-laws, and applicable law.

               3.2  Grants.  Subject to the other terms and
conditions of the Plan, the Board shall have full and final authority to:

                    (i)  designate Grantees,

                    (ii)  determine the type or types of Grants
     to be made to a Grantee,

                    (iii)  determine the number of shares of
     Stock to be subject to a Grant (provided however, that the number of shares pursuant to a Grant made to any Grantee who is a Covered Employee not exceed 500,000 shares in any 12-month month period, where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code),

                    (iv)  establish the terms and conditions of
     each Grant (including, but not limited to, the Option Price of any Option (provided however, that the Option Price on any shares pursuant to a Grant made to any Grantee who is a Covered Employee shall not be less than the Fair Market Value on the date of grant where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code), the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

                    (v)  prescribe the form of each Award
     Agreement evidencing a Grant, and

                    (vi)  amend, modify, or supplement the terms
     of any outstanding Grant; provided however, that the Board may not reduce the term, extend the vesting period, raise the exercise price or otherwise amend, modify, or supplement the terms of any outstanding Grant in a matter that adversely affects the Grantee without the prior written consent of the Grantee.

Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. The Board shall have the right, in its discretion, to make Grants in substitution or exchange for any other Grant under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof, or any confidentiality obligation with respect to the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in any employment agreement between the Grantee and the Company or any Affiliate, the applicable Award Agreement, or this Plan, as applicable.

               3.3 Deferral Arrangement. The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with any relevant provision of tax, employee benefits or other law.

              3.4 No Liability. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

          4. Stock Subject to the Plan. Subject to adjustment as provided in Section 14, the number of shares of Stock available for issuance under the Plan shall not exceed 1,375,000 shares of Stock of the Company. Furthermore, of such 1,375,000 shares available for issuance under this Plan, no more than 350,000 shares may be issued as Restricted Stock. Stock issued or to be issued under the Plan shall be authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan.

          5.  Grant Eligibility.

               5.1 Employees, Officers and Directors of the Company. Grants (including Grants of Incentive Stock Options, but subject to the restrictions pertaining thereto in
Section 5.3) may be made under the Plan to any employee, officer, or director providing services to the Company or an Affiliate.

               5.2 Successive Grants. An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

               5.3 Limitations on Incentive Stock Options. An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company (or any "parent" of the Company within the meaning of Section 424(e) of the Code); (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee's employer and its Subsidiaries and such parent companies) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

          6. Award Agreement. Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine, which specifies the number of shares subject to the Grant and provides for adjustment in accordance with Section 14. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be Nonqualified Stock Options or Incentive Stock Options, and in the absence of such specification such Options shall be deemed Nonqualified Stock Options.

          7.  Terms and Conditions of Options.

               7.1  Option Price.  The Option Price of each
Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten-Percent Shareholder, the Option Price of an Incentive Stock Option granted to such Grantee shall be not less than 110% of the Fair Market Value of a share of Stock on the Grant Date.

               7.2  Vesting and Option Period.  Subject to
Sections 7.3 and 14.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 7.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. Subject to the vesting terms outlined in individual Award Agreements, the Board may provide in the Award Agreement for (i) accelerated exercisability of the Option in the event the Grantee's Service terminates on account of death, Disability, or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee's Service, (iii) immediate forfeiture of the Option (whether or not otherwise vested) in the event the Grantee's Service is terminated for Cause.

               7.3 Term. Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the grantee is a Ten-Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

               7.4  Exercise of Options on Termination of
Service. Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee's Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Notwithstanding the foregoing, each Option shall provide that the Grantee shall have the right to exercise the vested portion of any Option held at termination for at least 30 days following termination of Service with the Company for any reason (other than for Cause), and that the Grantee shall have the right to exercise the Option for at least 24 months if the Grantee's Service terminates due to retirement at the normal retirement age, death or Disability. For purposes of this Section 7.4, retirement at the normal retirement age shall mean termination on or after age 65, other than for Cause.

               7.5  Limitations on Exercise of Option.
Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company, or after ten years following the Grant Date, or after the occurrence of an event referred to in Section 14 that results in termination of the Option.

               7.6  Exercise Procedure.  An Option that is
exercisable may be exercised by the Grantee's delivery to the Company of written notice of exercise on any business day, at the Company's principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. The Option Price shall be payable in a form described in
Section 10.

               7.7 Right of Holders of Options. An individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual.

               7.8 Delivery of Stock Certificates. Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing such Grantee's ownership of the shares of Stock purchased upon such exercise of the Option.

          8.  Transferability of Options.

               8.1 In General. Except as provided in Section 8.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise an Option.
Except as provided in Section 8.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

               8.2 Family Transfers. The Grantee of an Option, with the prior approval of the Board, may transfer a Nonqualified Stock Option for no consideration to or for the benefit of one or more of his Family Members, subject to such conditions and limitations as the Board may impose, and the transferee shall remain subject to all terms and conditions applicable to the Option prior to its transfer.

          9.  Restricted Stock.

               9.1 Grant of Restricted Stock. The Board may from time to time grant Restricted Stock to persons eligible to receive Grants under Section 5 hereof, subject to such restrictions, conditions, and other terms as the Board may determine and further subject to the limitation that the Board may make Grants of Restricted Stock under this Plan in a maximum amount of 350,000 shares.

               9.2  Restrictions.  At the time a Grant of
Restricted Stock is made, the Board shall establish a restriction period applicable to such Restricted Stock. Each Grant of Restricted Stock may be subject to a different restriction period. The Board may, in its sole discretion, at the time a Grant of Restricted Stock is made, prescribe conditions that must be satisfied prior to the expiration of the restriction period, including the satisfaction of corporate or individual performance objectives or continued Service, in order that all or any portion of the Restricted Stock shall vest. The restrictions applicable to a Grant of Restricted Stock shall lapse at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement.

               The Board also may, in its sole discretion, shorten or terminate the restriction period or waive any of the conditions applicable to all or a portion of the Restricted Stock. The Restricted Stock may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the restriction period or prior to the satisfaction of any other conditions prescribed by the Board with respect to such Restricted Stock.

               9.3 Restricted Stock Certificates. The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, Stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee's benefit until such time as the Restricted Stock is forfeited to the Company, or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

               9.4  Rights of Holders of Restricted Stock.
Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

               9.5 Termination of Service. Unless otherwise provided by the Board in the applicable Award Agreement, upon the termination of a Grantee's Service with the Company or an Affiliate, any shares of Restricted Stock held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock.

               9.6 Delivery of Stock. Upon the expiration or termination of the restriction period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee.

          10.  Form of Payment.

               10.1 General Rule. Payment of the Option Price for the shares of stock purchased pursuant to the exercise of an Option shall be made in cash or in cash equivalents acceptable to the Company.

               10.2 Surrender of Stock. Payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise.
Notwithstanding the preceding sentence, shares of Stock acquired through the exercise of an Incentive Stock Option may not be used in payment of the exercise price of an Option unless such shares have been held for a period not less than the periods described in Section 422(a)(1) of the Code.

               10.3  Cashless Exercise.  With respect to an
Option only (and not with respect to Restricted Stock), and for so long as the shares of Stock are publicly traded, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 11.

          11. Withholding Taxes. The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse or restrictions applicable to Restricted Stock or upon the issuance of any shares of Stock upon the exercise of an Option. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or
(ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 11 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

          12. Cutback Provision Authorized. Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a "Benefit Arrangement"), if the Grantee is a "disqualified individual," as defined in Section 280G(c) of the Code, any Options or Restricted Stock held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested to the extent and as may be provided in the related Award Agreement. The decision whether to include such a provision in any Award Agreement, and the specific terms thereof, shall be made by the Board in its sole discretion.

          13.  Requirements of Law.

               13.1 General. The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising a right emanating from such Grant, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, upon the exercise of any right emanating from such Grant or the delivery of any shares of Restricted Stock, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, finding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption. The provisions of this
Section 13.1 shall apply notwithstanding anything in this Plan document to the contrary.

               13.2  Rule 16b-3.  During any time when the
Company has a class of equity security registered under
Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

               13.3 Financial Reports. To the extent required by applicable law, not less often than annually, the Company shall furnish to Grantees summary financial information, including a balance sheet, regarding the Company's financial condition and results of operations, unless such Grantees have duties with the Company that assure them access to equivalent information. Such financial statements need not be audited.

          14.  Effect of Changes in Capitalization.

               14.1 Changes in Stock. The number of shares for which Grants of Options and Restricted Stock may be made under the Plan shall be proportionately increased or decreased for any increase or decrease in the number or shares of Stock on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or for any other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date (any such event hereafter referred to as a Corporate Event). In addition, subject to the exception set forth in the last sentence of Section 14.4, the number of shares for which Grants are outstanding shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any Corporate Event. Any such adjustment in outstanding Options shall not change the aggregate consideration payable with respect to shares that are subject to the unexercised portion of an Option outstanding but shall include a corresponding proportionate adjustment in the Option Price. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.

               14.2 Reorganization in which the Company is the Surviving Entity and in which No Change of Control Occurs. Subject to the exception set forth in the last sentence of
Section 14.4, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Grant theretofore made pursuant to the Plan shall pertain to and apply solely to the common stock shares to which a holder of the number of shares of Stock subject to such Grant would have been entitled immediately following such reorganization, merger, or consolidation, and in the case of Options, with a corresponding proportionate adjustment of the Option Price so that the aggregate consideration thereafter shall be the same as the aggregate consideration of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing a Grant of Restricted Stock, any restrictions applicable to such Restricted Stock shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger, or consolidation.

               14.3 Reorganization, Sale of Assets, or Sale of Stock which Involves a Change of Control. Subject to the exceptions set forth in the last sentence of this Section 14.3 and the last sentence of Section 14.4, (i) upon the occurrence of a Change of Control, all outstanding shares of Restricted Stock shall be deemed to have vested and all restrictions and conditions applicable to such shares of Restricted Stock shall be deemed to have lapsed, immediately prior to the occurrence of such Change of Control, and (ii) either of the following two actions shall be taken: (A) 15 days prior to the scheduled consummation of a Change of Control, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of 15 days, or (B) the Board may elect, in its sole discretion, to cancel any outstanding Grants and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options, equal to the product of the number of shares of Stock subject to the Option (the "Option Shares") multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds
(II) the Option Price applicable to such Option Shares. With respect to the Company's establishment of an exercise window,
(i) any exercise of an Option during such 15-day period shall be conditioned upon the consummation of the event, and (ii) upon consummation of any Change of Control, the Plan, and all outstanding but unexercised Options, shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its shareholders. This Section 14.3 shall not apply to any Change of Control to the extent that provision is made in writing in connection with such Change of Control for the assumption or continuation of the Options and Restricted Stock theretofore granted, or for the substitution for such Options and Restricted Stock for new common stock options and new common stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and prices, in which event the Plan and Options and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

               14.4 Adjustments. Adjustments under Section 14 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board may provide in the Award Agreements at the time of Grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to a Grant in place of those described in Sections 14.1, 14.2, and 14.3

               14.5  No Limitations on Company.  The making of
Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

          15.  Duration and Amendments.

               15.1 Term of the Plan. The Effective Date of this Plan is the date of its adoption by the Board, subject to the approval of the Plan by the Company's shareholders. In the event that the shareholders fail to approve the Plan within 12 months after its adoption by the Board, any Grants already made shall be null and void, and no additional Grants shall be made after such date. The Plan shall terminate automatically ten years after its adoption by the Board and may be terminated on any earlier date, as provided by the Board pursuant to
Section 15.2.

               15.2 Amendment and Termination of the Plan. The Board may, at any time and from time to time, suspend or terminate the Plan as to any shares of Stock as to which Grants have not been made. An amendment to the Plan shall be contingent upon approval of the Company's shareholders only to the extent required by applicable law, regulations, or rules.
No Grants shall be made after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

          16.  General Provisions.

               16.1 Disclaimer of Rights. No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

               16.2 Nonexclusivity of the Plan. Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

               16.3 Captions. The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

               16.4  Other Award Agreement Provisions.  Each
Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

               16.5 Number and Gender. With respect to words used in this Plan, the singular form shall include the plural form, and the masculine gender shall include the feminine gender, etc., as the context requires.

               16.6 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

               16.7  Governing law.  The validity and
construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the Commonwealth of Pennsylvania, other than any conflicts or choice of law, rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Grants awarded hereunder to the substantive laws of any other jurisdiction.

          17. Execution. To record adoption of the Plan by the Board as of December 19, 2001, and approval of the Plan by the shareholders on February 7, 2002, the Company has caused its authorized officer to execute the Plan.

                              PSB Bancorp, Inc.

                              By:_______________________________
                                 Anthony DiSandro,
                                 President